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                                                                   EXHIBIT 10.30

                 AMENDMENT NO. 3 TO CONSULTING SERVICES CONTRACT

         This Amendment No. 3 Consulting Services Contract ("Amendment") is entered into this 31st day of May 2005, to be effective as of January 1, 2005, by and between CPC OF AMERICA, INC., a Nevada corporation ("Company"), and CTM Group, Inc, a Nevada corporation ("Consultant").

                                 R E C I T A L S

         WHEREAS, Consultant is engaged by the Company to render services pursuant to a Consulting Services Contract dated April 23, 1998, as amended on April 1, 1999 and January 1, 2003 (the "Consulting Contract").

         WHEREAS, the Company and Consultant desire to further amend certain provisions of the Consulting Contract relating to Consultant's compensation.

                                A G R E E M E N T
                                - - - - - - - - -

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and in the Consulting Contract, the parties agree as follows:

         1. Paragraph 3(a) of the Consulting Contract is hereby amended to read in its entirety as follows:

                  "(a) Effective as of and retroactive to January 1, 2005, Consultant's annual fees shall be $570,194. Effective as January 1, 2006, Consultant's annual fees shall be increased to $627,213.40. Effective as of January 1, 2007, Consultant's annual fees shall be increased to $689,934.74 and shall remain at such level throughout the remainder of the term of this Agreement; provided that the then current fee rate shall be reviewed in connection with any renewal of this Contract. The Consultant shall be entitled to participate in any key management bonus or incentive compensation program including, but not limited to stock options and warrants, instituted by the Board of Directors of the Company, in the sole discretion of the Board of Directors."


         2. Paragraph 5 of the Consulting Contract shall be amended in its entirety to read as follows:

                  "Consultant shall be personally responsible for the payment of, and shall not be entitled to seek reimbursement from the Company for, any travel, entertainment or other business expenses incurred by Consultant in connection with the performance of his duties on behalf of the Company."

         3. Except as amended by this Amendment, the form, terms and conditions of the Consulting Contract remain in full force and effect in accordance with its terms.

         4. In consideration of the agreements entered into hereby, the Company agrees to waive the vesting requirement of all options held by Consultant pursuant to that certain Non-Qualified Stock Option Agreement dated April 23, 1998 by and between the Company and Consultant.



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

                                     "Employer"

                                     CPC of America, Inc.,
                                     a Nevada Corp.



                                     By:  /s/ Rod A. Shipman
                                          --------------------------------------
                                          Rod A. Shipman
                                          President and Chief Consultant Officer


                                     "Consultant"

                                     CTM Group, Inc.,
                                     a Nevada Corp.



                                     By:  /s/ Deborah Shabty
                                          --------------------------------------

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